Exhibit 4.2

☐	I HAVE READ AND AGREED TO THE SUBSCRIPTION AGREEMENT.

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[Raceo Co One]

[Raceo Co Two]

[Raceo Co Three]

[Raceo Co Four]

[Raceo Co Five]

[Raceo Co Six]

☐	I am no longer interested in this Race Co

☐	This information is the same as the previous

First Name

Last name

Date of Birth

Address

City

State

SSN

Email

¡	Upload Government Issued ID

[                    ] [Browse]

[Help button text: To upload your government issued ID, you must have a digital version of it. You may scan or take a picture of your ID, and save it to your computer. Click the “Browse” button and locate the saved file. Confirm that the selected file is the one you want. Your ID will now be uploaded when you submit your Subscription Agreement.]

¡	Email, Fax or Mail Government Issued ID

[                ] Shares X $10.00 = $[        ].[        ]

☐	Check this box if the following statement is true: I/we am/are not subject to back-up withholding either (1) because I/we am/are exempt from back-up withholding, (2) I/we have not been notified that I/we am/are subject to back-up withholding as a result of a failure to report all interest or dividends, or (3) the Internal Revenue Service has notified me/us that I/we am/are no longer subject to back-up withholding. Under the penalties of perjury, I/we certify that the information contained herein, including the Social Security number or taxpayer identification number given above, is true, correct and complete.

[Total: $            ]

[Visa] [Mastercard] [ACH] [DEBIT]

*	The total above does not include a $3.50 per transaction per company convenience fee for paying with a debit card.

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Purchase Shares

Option 1 (online)

Billing Information

First Name

Last name

Address

City

State

ZIP

Email

Phone

Shipping Information

☐	Same as billing

First Name

Last name

Address

City

State

ZIP

Your Purchase

[            ] X $10 Race Co One

[            ] X $10 Race Co Two

[            ] X $10 Race Co Three

[            ] X $10 Race Co Four

[            ] X $10 Race Co Five

[            ] X $10 Race Co Six

Total $[        ]

Payment Method

¡	Debit (Visa, Mastercard)

*	Please note that the $3.50 per transaction per company convenience fee associated with payment by debit card is non-refundable if the offering for which you are subscribing does not close or it if closes but your subscription is not accepted for any reason

Full Name

Card Number

Expiration

CVV2

¡	ACH

☐	I understand that I will be billed by each individual Race Co that I am purchasing shares from, and that each will show up as a separate transaction in my account

☐	I understand that I am responsible for supplying a copy of my governmental issued ID via email, fax or mail [SHOWN ONLY IF SUBSCRIBER CHOOSES NOT TO UPLOAD]

PROCESS ORDER

PUBLIC OFFERING SUBSCRIPTION AGREEMENT

RED BULLET RACING CORPORATION

INFORMATION REGARDING THE PUBLIC OFFERING

FOR A COMPLETE DESCRIPTION OF THE PUBLIC OFFERING AND INFORMATION REGARDING INVESTMENT RISKS, YOU ARE URGED TO READ THE PROSPECTUS.

This agreement, together with all schedules (the “Subscription Agreement”), is part of our registration statement dated April     , 2012, and is to be used to purchase shares of our common stock offered thereby (the “Public Offering”). In the Public Offering, we are offering 405,000 shares, $.001 par value, at $10.00 per share on a best efforts, all or none basis.

If you wish to take part in the Public Offering, you must complete the online form and acknowledge your agreement with this Subscription Agreement where indicated on our website. You will be asked to tell us, among other things, how many shares you would like to purchase. PLEASE READ THE INSTRUCTIONS CAREFULLY ON HOW TO FILL IN AND COMPLETE THIS PUBLIC OFFERING SUBSCRIPTION AGREEMENT. INCOMPLETE SUBSCRIPTION AGREEMENTS WILL BE REJECTED.

All of the shares being offered in the Public Offering are required to be sold for there to be a closing of the Public Offering. We reserve the right to reject any subscriptions, in whole or in part, for any reason, in our sole discretion.

The Purchase Price for the shares may be paid for by check, money order, cash or debit card.

Purchases made by debit card are subject to a $3.50 per transaction per company surcharge for convenience purposes. If your subscription is not accepted for any reason, or if the offering does not close, you will not receive a return of the $3.50 per transaction surcharge paid, and you will lose the extra $3.50 per transaction that you paid.

WE MUST RECEIVE PROPERLY COMPLETED SUBSCRIPTION AGREEMENTS NO LATER THAN             , 2012 (THE “EXPIRATION DATE”), UNLESS EXTENDED.

INSTRUCTIONS ON COMPLETING THE PUBLIC OFFERING SUBSCRIPTION AGREEMENT

1.	You may only subscribe if you are a resident of one of the following states: California, Florida, Illinois, Kentucky, Maryland, Michigan, New Jersey, New York, Ohio, Pennsylvania or Texas. You must upload proof of residency by attaching a legible copy of your driver’s license, passport or other government-issued photo identification. If the shares are to be issued in more than one name, both persons must supply a copy of their driver’s license, US passport or other government-issued photo identification. If you are unable to upload and submit an identification document electronically, you may send a copy of the identification document by email, fax or mail to 901 S. Federal Highway, Hallandale Beach, FL 33099, Attention: Samira Sharmouj.

PLEASE NOTE THE SPECIAL REQUIREMENTS FOR RESIDENTS OF PENNSYLVANIA, KENTUCKY, CALIFORNIA AND OREGON.

2.	YOU MUST COMPLETE ALL INFORMATION REQUESTED, including your current address, telephone number and social security number.

3.	You must affirm the IRS Substitute Form W-9.

4.	If paying by debit card, note the added convenience charge.

5.	Your subscription is subject to acceptance by the Company in its sole discretion and shall remain irrevocable until the closing date of the offering. If you subscription is accepted, the shares subscribed for will be issued at closing, provided the conditions of closing are satisfied (i.e. all of the shares in the Public Offering are subscribed for). If your subscription is not accepted for any reason, or if the offering does not close, your subscription amount will be returned to you promptly without interest or deduction (provided that the nonrefundable convenience fee, if you are paying by debit card, will not be returned).

6.	FOR ASSISTANCE CALL 1-888-638-1588 AND ASK TO SPEAK TO SAMIRA SHARMOUJ ABOUT THE RED BULLET PUBLIC OFFERING.

REPRESENTATIONS

By affirming agreement with the Subscription Agreement, you (the “subscriber”) are representing to Red Bullet Racing Corporation the following information:

1.	THE SUBSCRIBER IS AT LEAST EIGHTEEN (18) YEARS OF AGE AND IS A VALID RESIDENT OF THE STATE INDICATED ON PAGE 1 OF THIS SUBSCRIPTION AGREEMENT. The subscriber is under no legal disability nor is the subscriber subject to any order, which would prevent or interfere with the subscriber’s execution, delivery and performance of this Subscription Agreement or the purchase of the shares by the subscriber.

2.	THE AMOUNT OF THE INVESTMENT BY THE SUBSCRIBER (THE TOTAL PURCHASE PRICE BEING PAID BY THE SUBSCRIBER) DOES NOT EXCEED TEN PERCENT (10%) OF THE SUBSCRIBER’S LIQUID NET WORTH (EXCLUSIVE OF PRINCIPAL RESIDENCE).

3.	FOR PENNSYLVANIA AND KENTUCKY RESIDENTS ONLY: THE SUBSCRIBER AGREES AND ACKNOWLEDGES THAT:

a.	The subscriber has (1) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home, and home furnishings; or (2) a minimum net worth of $250,000, exclusive of automobile, home, and home furnishings, plus, in the case of Pennsylvania residents, estimated gross income of $65,000 during the current tax year, and in addition, in either case, that their investment does not exceed 10% of their net worth.

FOR CALIFORNIA AND OREGON RESIDENTS ONLY: THE SUBSCRIBER AGREES AND ACKNOWLEDGES THAT:

a.	The subscriber has (1) a minimum liquid net worth of $250,000, exclusive of home, home furnishings and automobile, plus estimated $65,000 gross income during the current tax year; or (2) a minimum liquid net worth of $500,000, exclusive of home, home furnishings and automobile, and in addition, in either case, that their investment does not exceed 10% of their net worth.

4.	The subscriber has received and read the Prospectus.

5.	The subscriber understands that the shares are being offered in reliance on the subscriber’s representations herein, and that we will rely on such representations in accepting any subscriptions for the shares, and that we may, but shall not be obligated to, take such steps as we consider reasonable to verify the accuracy and truthfulness of such representations in advance of accepting or rejecting subscriptions. The subscriber agrees to indemnify and hold harmless the Company against any damage, loss, expense or cost, including reasonable attorneys’ fees, sustained as a result of any misstatement or omission on the subscriber’s part.

6.	This Subscription Agreement cannot be revoked by the subscriber and it is an irrevocable agreement binding on the subscriber, and on the subscriber’s heirs, estate, legal representatives, assigns and successors, and shall survive the subscriber’s death, disability or dissolution. Red Bullet Racing Corporation, however, may reject the agreement prior to the subscriber’s acceptance of the same.

7.	The subscriber understands that the subscriber may not sell, transfer or assign this Subscription Agreement, or any interest or rights herein.

8.	If this Subscription Agreement is on behalf of a corporation, partnership, trust or other entity, the subscriber has/have been duly authorized to affirm this Subscription Agreement and all other instruments in connection with the purchase of the shares, and the affirmation(s) of the subscriber is/are binding upon such corporation, partnership, trust or other entity. The subscriber must return appropriate certification of such authorization upon request.

9.	The subscriber understands and agree that the subscriber may not transfer any shares purchased hereunder or any interest therein (including by depositing any such shares in a brokerage account) unless it provides advance written notice to Red Bullet Racing Corporation at 901 S. Federal Highway, Hallandale Beach, FL 33099.

10.	The provisions of this Subscription Agreement shall be construed and enforced according to the laws of Delaware. In the event there is any conflict between this Subscription Agreement and the Prospectus, the terms set forth in the Prospectus shall be controlling. Red Bullet Racing Corporation reserves the right, in its sole discretion, to require completion or correction of any Subscription Agreement. Red Bullet Racing Corporation is not obligated to notify any subscriber of any defect in any Subscription Agreement and may accept or reject any Subscription Agreement in whole or in part for any reason or no reason.

11.	This Subscription Agreement (together with all information and affirmations required to be completed online in connection with the submission of a subscription for shares in the Public offering) constitutes the entire agreement between the parties hereto with respect to the purchase of shares of common stock in the Public Offering and may be amended only in writing by the parties to be bound thereby.